UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2003

MOVITO HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-102930
(Commission File Number)

98-0385312
(IRS Employer Identification No.)

750 West Pender Street, Suite 804 Vancouver, British Columbia, V6C 2T8 Canada
(Address of Principal Executive Offices) (Zip Code)

(604) 682-8468
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to two agreements dated October 29, 2003 with 1048136 Alberta Ltd., we have acquired the right to participate and earn an interest in two oil and gas projects located in the province of Alberta known respectively as the Evi prospect and the Verdigris prospect. 1048136 Alberta Ltd. is a private Alberta company owned by Mr. Scott Marshall, a Vancouver, British Columbia resident.

Evi Prospect

The property area comprising the Evi prospect is located in NE/4 Section 10 and S/2 Section 11-87-11 W5M, approximately 180 miles northeast of the city of Grand Prairie, Alberta, Canada. The property is located directly adjacent to the Evi Keg River B and Granite Wash P pool and is surrounded by a number of other Granite Wash producing oil wells. One producing oil well at 13-2 has encountered the edge of the Company’s prospective pool.

The Granite Wash in the type well is subdivided into three members, in ascending order as follows: Granite Wash A, Granite Wash B and Granite Wash Shale Members. Granite Wash A Member, 1480.3 to 1486.8 meters: Arkosic sandstones and conglomerates of coalescing alluvial fans. Sands are poorly sorted, grain size grading from fine to very coarse, with granules common and occasional small cobbles. Sediments are oxidized, lack organic matter and contain only rare fossils. Among common sedimentary structures are medium to large-scale cross-bedding and planar stratification. Thickness of the unit may exceed 30 meters. Sands are massive, and their geometry varies from lenticular to wedge-shaped. The sands are mainly composed of quartz and feldspar with mafic minerals such as biotite and muscovite.

Granite Wash B Member, 1476.3 to 1480.3 meters: Very similar to Granite Wash A, with the exception that sands are cleaner, well sorted and are composed of orthoquartzites.

Granite Wash Shale Member, 1472.3 to 1476.3 meters: A shale unit of playa-lake origin. The lower unit is composed of mottled red-brown shales that are slightly anhydritic. The upper unit is clean grey-green shale, non-fissile, sometimes containing fresh water limestone stringers.

The Granite Wash is zero to 182 meters in thickness and is distributed for a great distance to the north and east of the Peace River Arch and a lesser distance south of the arch. In the Red Earth area the Granite Wash reaches over 76 meters.

The Granite Wash is the basal sand of Middle to Upper Devonian Sea transgressive on the Peace River Arch, and flanks the arch at various stratigraphic levels. It is overlain disconformably by Middle to Upper Devonian beds in an onlap relationship progressively toward the arch. The Precambrian is overlain non-conformably by Granite Wash B.

The Evi prospect targets a Granite Wash accumulation that is draped over Precambrian highs. It is thus not the typical diachronous Granite Wash A Member, but the later B Member that transgressed over the highs. The adjacent pool is analogous to the Evi prospect.

The main risk in this exploration target is that the Granite Wash B member may have been eroded off the Precambrian high. It is common for Precambrian highs to be bald of sand, although this was not the case in the adjacent producing pool.

Pursuant to our agreement with 1048136 Alberta Ltd., we must advance a total of $2,000,000 as follows in connection with the drilling testing, completion, capping and/or abandonment of up to three wells on the property:

  $500,000 by February 1, 2004;
  an additional $500,000 by March 1, 2004;
  an additional $500,000 by April 1, 2004;
  an additional $500,000 by May 1, 2004.

If we complete our funding obligations, we will earn a 66.67% working interest in the Evi prospect. If we do not provide the required funds by the respective due dates, we will not earn any interest in the project.

1048136 Alberta Ltd. shall have the sole authority to determine the drilling locations of the wells and to oversee the exploration work on the property.

Verdigris Project

The Verdigris prospect targets two potential zones, the Bow Island formation and the Sunburst Sandstone member of the Lower Cretaceous Mannville Group, both of which are natural gas targets. The prospect lands are located at section 20-3-15 W4M in southeastern Alberta, 15 miles north of Coutts.

Bow Island

The Bow Island prospect is relatively well washed and variably shaly, fine to coarse grained sandstone, with interbedded siltstone and mudstone and with generally subordinate conglomerate and pebbly sandstone. The well-washed sandstones characteristically exhibit tabular cross laminae, but ripple-drift and trough types and horizontal laminae also occur. The shaly sandstones include bioturbated deposits several metres thick, with variable proportions of mudstone as discontinuous partings and sequences, made up of thin, graded sandstones and siltstones, regularly alternating in vertical succession with thin mudstones and shales. Varicolored chert and reworked-relict, nodular phosphorite are noteworthy coarse components of the conglomerates. Coalified plant fragments are locally abundant. The mudstones and shales are dark grey and noncalcareous. Bentonites and concretionary layers of siderite are also present.

The principal lithologies occur as up to three composite sandstone bodies, termed First, Second and Third Bow Island Sands in order of increasing age, separated in vertical succession by sequences composed mainly of mudstones and shales. Each of these sandstone bodies and the lithologically similar Cessford Sand at the base of the Colorado Group is largely made up of coarsening upward sandy sequences, occurring in either solitary or multi-storey arrangements and characterized by upward decrease in the proportion of intercalated shale. Locally, individual Bow Island sandstones are further subdivided into discrete "islands" alphabetically designated A through D in order of increasing age. The sandstone bodies undergo progressive northward and eastward decrease in thickness and concomitant grain-size diminution. Near the United States boundary, where it crosses the Sweetgrass Arch, the unit incorporates bentonitic clays and clayey sandstones.

The unit occurs in southeastern Alberta and southwestern Saskatchewan; Bow Island terminology is also widely applied in north-central Montana. The stratigraphic interval between the base of the Fish Scale Sandstone and the top of the Mannville Group is some 175 meters thick in the Bow Island area, where the aggregate sandstone thickness is 24.4 meters. A maximum aggregate sandstone thickness of some 42.7 m is attained in the Lethbridge area. Farther north and east the unit is replaced by the Viking Formation. Individual sandstone bodies are up to 15 meters thick.

A cross section indicates the presence of a Bow Island sand going up-dip onto the prospect land. There is gas over water indicated on the section so it is believed that it will also be present on the property. The main risk of this prospect is the presence of the Bow Island sand, its reservoir quality and whether or not a well would produce without excessive water.

Sunburst

The term Sunburst Sandstone was originally referred to the quartzose basal Kootenai sandstone that overlies the Madison limestone (Mississippian) at the Kevin-Sunburst Dome, northern Montana. In Alberta, the term Sunburst has most often been used for quartzose fluvial sandstones in the interval below the Ostracod limestone and above Detrital (Deville) or Mississippian beds.

Sunburst ribbon (channel) sandstones consist of light grey to light brown, fine to coarse grained, well to poorly sorted sub-litharenites and occasionally quartzarenites. Sunburst sheet sandstones are light grey to light brown, well sorted, fine to very fine grained quartzarenite and sub-litharenite, in which chert is the main lithic grain constituent. Kaolinite and authigenic quartz cementation and, in places, calcite cernents reduce the porosity.

The thickness of the Sunburst Member varies between zero and 30 meters and displays features interpreted as deeply scoured fluvial paleo-channels. It is thin or absent over paleotopographic highs on the pre-Cretaceous surface. The lower contact is unconformable upon Mississippian, Jurassic or older Cretaceous strata. The upper contact is disconformable with the Ostracod Beds.

The fining upward Sunburst channel sandstones range between 300 meters and 1 kilometer in width and are up to 30 meters thick. They are widely distributed in central and southern Alberta, and trend northwest following earlier valleys. The thickness of the Sunburst sheet sandstone ranges from 2 to 10 meters.

The Sunburst Member in south-central Alberta is equivalent to the fluvial (base) to marine (top) quartzose sandstone of the Ellerslie Formation or Ellerslie Member. The Sunburst is equivalent to the upper part of the Gladstone in the foothills of southern Alberta.

The prospect is for a Sunburst channel which has been identified on seismic data. A cross section through the area has wells that appear to be on the edge of the channel. The main risks are the presence of the channel sands, their reservoir quality and gas charge.

Pursuant to our agreement with 1048136 Alberta Ltd., we must advance a total of $1,500,000 as follows in connection with the drilling testing, completion, capping and/or abandonment of up to three wells on the property:

  $500,000 by February 1, 2004;
  an additional $500,000 by March 1, 2004; and
  an additional $500,000 by April 1, 2004.

If we complete our funding obligations, we will earn a 66.67% working interest in the Verdigris prospect. If we do not provide the required funds by the respective due dates, we will not earn any interest in the project.

1048136 Alberta Ltd. shall have the sole authority to determine the drilling locations of the wells and to oversee the exploration work on the property.

We do not currently have the funds on hand necessary to meet our obligations pursuant to our agreements with 1048136 Alberta Ltd. If we do not meet all of our funding obligations in connection with these agreements, we will not earn any interest in either property.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of our business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

None.

ITEM 7. FINANCIAL STATEMENTS

None.

ITEM 8. CHANGE IN FISCAL YEAR

There has been no change in our fiscal year.

Index to Exhibits

2.1	Agreement dated October 29, 2003 between Movito Holdings Ltd. and 1048136 Alberta Ltd. respecting the Evi oil and gas prospect.

2.2	Agreement dated October 29, 2003 between Movito Holdings Ltd. and 1048136 Alberta Ltd. respecting the Verdigris oil and gas prospect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movito Holdings Ltd., a Nevada corporation

DATED: November 12, 2003	By:	/s/ Jamie Cirotto

Jamie Cirotto President